UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): August 23, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 3.01 AND 7.01. NOTICE OF DELISTING AND REGULATION FD DISCLOSURE

On August 3, 2004, a Nasdaq Listing Qualifications Panel granted us an exception to its continued listing requirements subject to our compliance with certain conditions, including the filing of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 on or before August 16, 2004. On August 12, 2004, we notified the panel of our inability to meet the August 16, 2004 deadline because of our ongoing special investigation, described in our Current Report on Form 8-K filed on August 17, 2004, and requested a 30-day extension of this deadline. On August 23, 3004, the panel notified us that it had denied our request for an extension and that our common stock would be de-listed from The Nasdaq SmallCap Market effective with the open of business on Wednesday, August 25, 2004. In their letter, the panel cited our failure to meet the timely filing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14) with respect to our Quarterly Reports, as the reason for the de-listing of our shares.

Our Right to Appeal. We have the right to appeal the decision of the Nasdaq Listing Qualifications Panel to the Nasdaq Listing and Hearing Review Council within 15 calendar days of August 23, 2004, the date of the panel’s written decision. However, we have not yet decided whether to make such an appeal and we cannot assure you that we would be successful if such an appeal were to be made. The de-listing of our common stock would not be stayed while such an appeal was pending.

Our Ability to Re-List our Common Stock on The Nasdaq SmallCap Market. We may petition for re-listing on The Nasdaq SmallCap Market as soon as our delinquent periodic reports are filed and we regain compliance with all applicable listing standards of The Nasdaq SmallCap Market. However, we cannot assure you whether we will apply for re-listing, whether we would be successful in a re-listing application, or if successful, when such a re-listing would be effective.

Your Ability to Trade Our Common Stock. Our common stock may become eligible for listing on the over-the-counter (OTC) Bulletin Board if we were to bring current our periodic filings with the SEC. We are also reviewing other available alternatives for the trading of our shares. However, unless and until our common stock is listed on an alternative exchange, our shares will be extremely difficult to trade and their value may decline substantially. Additionally, even if our common stock becomes eligible for trading on the OTC Bulletin Board or on an alternative exchange, the value of our shares may decline as their resale will be significantly more difficult than if listed on a national stock exchange.

Effect on Our Need to Raise Capital. We are in the early stages of seeking to raise additional capital through a sale of our securities. However, until such time as we are re-listed on The Nasdaq SmallCap Market or until we are listed on another national stock exchange, it will be difficult to raise additional capital through the issuance of our securities. Any issuance would likely be on terms which would be unfavorable to us and substantially dilutive to our existing stockholders and the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

We issued a press release regarding the decision by the Listing Qualifications Panel and its potential consequences on August 23, 2004. A copy of that release is attached as an exhibit to this Current Report on Form 8-K.

Cautionary Statement

In addition to the historical information contained in this Current Report, this Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.

Except for the historical information contained herein, this news release contains forward-looking statements, including, without limitation, statements containing the words, “believes,’’ “anticipates,’’ “expects’’ and words of similar import. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of First Virtual Communications, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others: any adverse impact arising from our de-listing from The Nasdaq SmallCap Market, including any adverse impact on our commercial relationships, your ability to trade our securities or the value of such securities; our need to raise additional capital to fund our operating requirements; any adverse impact arising from the continued delay in filing our required periodic reports including the inability to meet the listing requirements of the OTC Bulletin Board or the Nasdaq SmallCap Market; the aggregate value of and impact on us of the investigation described in our Current Report on Form 8-K filed on August 17, 2004, including any possible expansion of the investigation and any possible restatement of our previously announced financial results; the risk that sales of our Click to Meet™ and Conference Server products will not increase or that new versions will not be released on a timely basis; our variability of operating results; market acceptance of web conferencing technology; our potential inability to maintain business relationships with integrators, distributors and suppliers; rapid technological changes; competition and consolidation in the web conferencing industry; the importance of attracting and retaining personnel; and other risk factors referenced in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003.

We assume no obligation to update any forward-looking statements contained herein. Our expectations and the events, conditions and circumstances on which these forward-looking statements are based, may change.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2004

FIRST VIRTUAL COMMUNICATIONS, INC.
By:	/s/ Truman Cole
Truman Cole
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Document
99.1	Press Release of First Virtual Communications, dated August 23, 2004